Exhibit 3.95

ARTICLES OF INCORPORATION

OF

EDWARD WHITE HOSPITAL, INC.

I

The name of this Corporation is Edward White Hospital, Inc. The location and mailing address of the principal office of the Corporation is 4525 Harding Road, Nashville, Tennessee 37205.

II

The address of the registered office of the Corporation in the State of Florida is 8751 W. Broward Boulevard, in the City of Plantation, County of Broward. The name of its Registered Agent at that address is CT Corporation System. Evidence of said Registered Agent’s acceptance of such appointment is attached as Exhibit A and made a part hereof.

III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Florida Business Corporation Act.

IV

The Corporation has authority to issue One Thousand (1,000) shares of Common Capital Stock. The par value of such shares is One Dollar ($1.00) per share. All shares shall be of one class.

V

Shareholders shall not have preemptive rights.

VI

The name and mailing address of the Incorporator is as follows:

NAME	ADDRESS
Faye S. Edwards	4525 Harding Road Nashville, TN 37205

Dated: September 26, 1991.

Faye S. Edwards Incorporator

ACCEPTANCE BY THE REGISTERED AGENT AS REQUIRED IN SECTION 607.0501 (3) F.S.: C T CORPORATION SYSTEM IS FAMILIAR WITH AND ACCEPTS THE OBLIGATIONS PROVIDED FOR IN SECTION 607.0505.

C T CORPORATION SYSTEM

DATED September 30, 1991.	BY

Douglas W. Junder

Assistant Secretary

2

STATE OF FLORIDA

Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation of EDWARD WHITE HOSPITAL, INC., a corporation organized under the laws of the State of Florida, filed on October 3, 1991, as shown by the records of this office.

The document number of this corporation is S84962.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the Nineteenth day of October, 2006

Sue M. Cobb
Sue M. Cobb
Secretary of State

[Seal of the

State of Florida]

ARTICLES OF INCORPORATION

OF

EDWARD WHITE HOSPITAL, INC.

I

The name of this Corporation is Edward White Hospital, Inc. The location and mailing address of the principal office of the Corporation is 4525 Harding Road, Nashville, Tennessee 37205.

II

The address of the registered office of the Corporation in the State of Florida is 8751 W. Broward Boulevard, in the City of Plantation, County of Broward. The name of its Registered Agent at that address is CT Corporation System. Evidence of said Registered Agent’s acceptance of such appointment is attached as Exhibit A and made a part hereof.

III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Florida Business Corporation Act.

IV

The Corporation has authority to issue One Thousand (1,000) shares of Common Capital Stock. The par value of such shares is One Dollar ($1.00) per share. All shares shall be of one class.

V.

Shareholders shall not have preemptive rights.

VI

The name and mailing address of the Incorporator is as follows:

NAME	ADDRESS
Faye S. Edwards	4525 Harding Road Nashville, TN 37205.

Dated: September 26, 1991.

Faye S. Edwards Incorporator

ACCEPTANCE BY THE REGISTERED AGENT AS REQUIRED IN SECTION 607.0501 (3) F.S.: C T CORPORATION SYSTEM IS FAMILIAR WITH AND ACCEPTS THE OBLIGATIONS PROVIDED FOR IN SECTION 607.0505.

C T CORPORATION SYSTEM

DATED September 30, 1991	BY

Douglas W. Junker

Assistant Secretary

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